                                                           Registration No. 33 -
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                                 TAMBRANDS INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   13-366500
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)


                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                    (Address of Principal Executive Offices
                              including Zip Code)


                                 TAMBRANDS INC.
              1995 DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)


                            JONATHAN W. EMERY, ESQ.
                                 TAMBRANDS INC.
                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 696-6000
           (Name, address and telephone number of agent for service)

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

                        CALCULATION OF REGISTRATION FEE

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
                                               Proposed
                               Proposed        maximum
Title of                       maximum         aggregate      Amount of
securities to    Amount to be  offering        offering       registration
be registered    registered    price per unit  price          fee
---------------  ------------  --------------  ---------      ------------
Common Stock,    300,000(1)         (2)        $14,325,000(2)  $4,939.66
par value
$.25 per share

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

(1) Consists of shares of Common Stock to be issued pursuant to the Tambrands Inc. 1995 Directors Stock and Deferred Compensation Plan (the "Plan").
     Such undeterminable number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions of the Plan are hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $47.75 per share, the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on November 9, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Incorporated by reference in this Registration Statement are the following documents heretofore filed by Tambrands Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

        (c) The description of the Company's Common Stock, par value $.25 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     The Certificate of Incorporation of the undersigned registrant (the "Certificate") was amended by its shareholders at the 1987 Annual Meeting of Shareholders held on April 28, 1987 to provide directors with the maximum protection afforded by Delaware law.

     The Certificate is consistent with Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Code"), the state in which the undersigned registrant is organized. Section 102(b)(7) is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for breach of their fiduciary duty.

     The Certificate provides that a director of the undersigned registrant shall not be personally liable to the registrant or its shareholders for monetary damages for breach of his or her fiduciary duty as a director, except for a director's liability (a) for any breach of the director's duty of loyalty to the registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware Code or (d) for any transaction from which the director derived an improper personal benefit.

     Although the Certificate provides directors with protection from awards of monetary damages for breaches of the duty of care, it has no effect on the availability of equitable remedies such as an injunction or rescission. Furthermore, liabilities which may arise out of acts or omissions occurring prior to the adoption of the amendments to the Certificate on April 28, 1987 are not covered, so that directors remain potentially liable for monetary damages in connection with any such acts or omissions. In addition, the Certificate only applies to claims against a director arising out of his or her role as a director, and would not apply, if he or she is also an officer, to his or her role as an officer or in any capacity other than that of a director or to his or her responsibilities under any other laws, such as the United States federal securities laws. The text of the relevant section of the Certificate is incorporated as an exhibit to this Registration Statement.

     In addition to the protection provided by the relevant section of the Certificate, Article IV of the By-laws of the undersigned registrant, also approved by its shareholders at the 1987 Annual Meeting of Shareholders held on April 28, 1987, provides for indemnification of directors, officers and certain other persons by the registrant consistent with the Delaware Code. Under the Delaware Code, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct to have been unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action. Moreover, the Delaware Code requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Delaware Code provides that the rights to indemnification and advancement of expenses provided by or granted pursuant to the Delaware Code are not exclusive of any other rights to indemnification that may be afforded by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

     The By-laws provide for indemnification of directors and officers of the undersigned registrant to the maximum extent permitted under the Delaware Code as described above. Indemnification of a director and officer shall be made unless a determination is made that the applicable standard of conduct that is a prerequisite for such indemnification has not been met. The By-laws require the registrant to make advance payment of defense expenses to a director or officer upon receipt of an undertaking by or on behalf of such director or officer to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification by the registrant. Furthermore, the By-laws authorize the registrant to enter into indemnification agreements with each of its directors and officers which are consistent with Delaware law. The text of the relevant sections of the By-laws is incorporated as an exhibit to this Registration Statement.

     In addition, officers and directors of the undersigned registrant are insured against certain liabilities incurred in their capacities as such and the registrant is insured against certain payments which it is obligated to make to such persons under the foregoing indemnification provisions.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on page 9.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), unless the information is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Subsequent Exchange Act Documents.  The undersigned registrant hereby
          ---------------------------------
undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Indemnification.  Insofar as indemnification for liabilities arising
          ---------------
under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on the 10th day of November, 1995.

                                             TAMBRANDS INC.



                                             By: /s/Edward T. Fogarty
                                                ---------------------
                                                Edward T. Fogarty
                                                President and Chief
                                                Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                            Title               Date
-----------------------------  -------------------  -----------------


/s/Edward T. Fogarty           President and        November 10, 1995
-----------------------------  Chief
Edward T. Fogarty              Executive Officer


/s/Raymond F. Wright           Senior Vice          November 10, 1995
-----------------------------  President - Chief
Raymond F. Wright              Financial Officer


/s/Susan J. Riley              Vice President -     November 10, 1995
-----------------------------  Finance
Susan J. Riley

                                                    November 10, 1995
/s/ Howard B. Wentz, Jr.       Chairman and
-----------------------------  Director
Howard B. Wentz, Jr.

            *                  Director             November 10, 1995
-----------------------------
Lilyan H. Affinito

            *
-----------------------------  Director             November 10, 1995
Paul S. Doherty


            *                  Director             November 10, 1995
-----------------------------
Robert P. Kiley


            *                  Director             November 10, 1995
-----------------------------
John Loudon


            *                  Director             November 10, 1995
-----------------------------
Ruth M. Manton


            *
-----------------------------  Director             November 10, 1995
John A. Meyers


            *                  Director             November 10, 1995
-----------------------------
H. L. Tower


            *
-----------------------------  Director             November 10, 1995
Robert M. Williams

*By  /s/ Edward T. Fogarty
    ------------------------------------
    (Edward T. Fogarty, as attorney-in-fact
    pursuant to the powers of attorney
    contained in this Registration Statement.)

                               Index to Exhibits
                               -----------------


Exhibit No. Description of Exhibit
----------  ----------------------

4(i) Description of the rights of security holders set forth in the Certificate of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 4(a) to the Company's Form S-8 Registration Statement (Reg. No. 33-13902) filed on April 30, 1987.

4(ii) Description of the rights of security holders set forth in the Certificate of Amendment of Certificate of Incorporation of the Company, dated April 28, 1992. Incorporated by reference to Exhibit 4(2) to the Company's Form 10-Q for the quarter ended March 31, 1992, filed on May 15, 1992.

4(iii)   By-laws of the Company, as amended.  Incorporated by reference to
         Exhibit 3(4) to the Company's Form 10-K for the year ended December 31, 1994, filed on March 31, 1995.

4(iv) Rights Agreement, dated as of October 24, 1989, between the Company and First Chicago Trust Company of New York, which includes the Form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B. Incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement filed on October 27, 1989.

4(v)(A) Indenture dated as of December 1, 1993 between the Company and Citibank, N.A., as trustee, relating to the Company's Medium-Term Note Program. Incorporated by reference to Exhibit 4(4)(a) to the Company's Form 10-K Report for the year ended December 31, 1993, filed on March 31, 1994.

4(v)(B)  Form of Floating Rate Debt Security.  Incorporated by reference to
         Exhibit 4-a
         to the Company's Report on Form 8-K, filed December 16, 1993.

4(v)(C)  Form of Fixed Rate Debt Security.  Incorporated by reference to
         Exhibit 4-b to the Company's Report on Form 8-K, filed December 16,
         1993.

5        Opinion of Jonathan W. Emery, Esq., Corporate Counsel to Tambrands Inc.

23(i)    Consent of KPMG Peat Marwick LLP.

23(ii) Consent of Jonathan W. Emery, Esq., Corporate Counsel to Tambrands Inc. (included in Exhibit 5 to this Registration Statement).

24       Powers of Attorney.

99(i) 1995 Directors Stock and Deferred Compensation Plan, effective as of July 1, 1995. Incorporated by reference to Exhibit A to the Company's Proxy Statement, dated March 10, 1995, for the annual meeting of shareholders held on April 25, 1995.